UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

Bowman Consulting Group Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-40371	54-1762351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12355 Sunrise Valley Drive, Suite 520

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (703) 464-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BWMN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 31, 2022, Gary Bowman, the Chief Executive Officer, President and Director of Bowman Consulting Group Ltd. (the “Company”), entered into a stock trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (a “10b5-1 Plan”) and the Company’s insider trading policy. The 10b5-1 Plan relates to the sales of up to 30,000 shares of Company common stock, which, subject to the terms and conditions of the 10b5-1 Plan, a brokerage firm may periodically effect transactions from September 2022 through August 2023. As previously disclosed, Mr. Bowman and Bowman Family Asset Management, LLC, an estate planning vehicle established to manage the investments of Mr. Bowman and his family, and of which Mr. Bowman is manager, each entered into a 10b5-1 Plan on November 24, 2021 that relates to the sale of up to 80,000 shares of Company common stock, Each of these plans remains in effect from September 2022 through August 2024.

Transactions under the 10b5-1 Plans will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules, and regulations, to the extent applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMAN CONSULTING GROUP LTD.

Date: June 7, 2022	By:	/s/ Bruce Labovitz
Bruce Labovitz
Chief Financial Officer